UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 20, 2018 (February 18, 2018)

Rayonier Advanced Materials Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (904) 357-4600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

    On February 18, 2018, Rayonier Advanced Materials Inc. (the "Company") entered into an agreement (the "Agreement") with Marcato Capital Management LP and certain related investors (collectively, "Marcato").
    Pursuant to the Agreement, the Company agreed to appoint Matthew P. Hepler to the Board of Directors of the Company (the "Board") no later than the date of the Company's 2018 Annual Meeting of Stockholders.  Mr. Hepler will be appointed as a Class III director, with a term that expires at the Company's 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting").
    In the Agreement, Marcato has agreed to customary standstill provisions, which provide, among other things, that, during the term of the Agreement, Marcato will not: (i) participate in a proxy solicitation with respect to the Company, (ii) acquire any ownership interest of 7.5% or more of the Company's voting stock; or (iii) sell securities of the Company to a third party that would, after such sale, have to Marcato's knowledge 5% or more of the Company's common stock outstanding at such time (subject to certain exceptions).
    Marcato has also agreed that, during the term of the Agreement, it will vote its shares of the Company's common stock (i) in favor of the election of directors nominated by the Board, (ii) against any stockholder nominations for directors that are not approved by the Board, (iii) in favor of the Company's "say-on-pay" and other equity compensation proposals approved by the Compensation and Management Development Committee of the Board, (iv) in favor of the ratification of the Company's outside auditor and (v) in accordance with the Board's recommendation with respect to stockholder proposals, subject to certain exceptions for extraordinary transactions.  The term of the Agreement starts on February 18, 2018 and terminates on the later of (i) 45 days prior to the advance notice deadline for making director nominations at the 2020 Annual Meeting (or the Company's 2021 Annual Meeting of Stockholders, if the Board invites the Marcato designee to be nominated at the 2020 Annual Meeting and the Marcato designee agrees to such nomination) and (ii) the date on which the Marcato designee no longer serves as a Board member.
    The Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text thereof.
Item 8.01 Other Events.
    On February 20, 2018, the Company issued a press release announcing the entry into the Agreement and its intent to nominate Julie A. Dill as a director at the 2018 Annual Meeting.  A copy of the press release is filed with this Form 8-K and is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
10.1
Agreement by and among Rayonier Advanced Materials Inc., Marcato Capital Management L.P., Marcato International Master Fund, Ltd., Marcato Encore Master Fund, Ltd. and Matthew Hepler, dated February 18, 2018.

99.1	Rayonier Advanced Materials Inc. Press Release issued February 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc.

Date: February 20, 2018	By:	/s/ Michael R. Herman
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary